UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

REGENERX BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15070	52-1253406
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

15245 Shady Grove Road, Suite 470, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 is incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 3.02 is incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities.

Private Placement of Convertible Notes

On January 7, 2014, RegeneRx Biopharmaceuticals, Inc. (the “Company”) completed a private placement of convertible notes (the “Notes”) with five accredited investors (each, an “Investor,” collectively, the “Investors”), raising an aggregate of $55,000 in gross proceeds.  The Notes were issued pursuant to a Convertible Note Purchase Agreement (the “Security Purchase Agreement”), between the Company and the Investors, the full text of which is filed herewith as Exhibit 10.1 to this Form 8-K.  The full text of the form of Convertible Promissory Note is filed herewith as Exhibit 4.1 to this Form 8-K.

Convertible Promissory Notes.  The key terms of the Notes are summarized below.  The Notes will pay interest at a rate of 5% per annum, mature 60 months after their date of issuance and are convertible into shares of our common stock at a conversion price of $0.06 per share (subject to adjustment as described in the Notes) at any time prior to repayment, at the election of the Investor.  In the aggregate, the Notes are initially convertible into up to 916,667 shares of our common stock.

At any time prior to maturity of the Notes, with the consent of the holders of a majority in interest of the Notes, we may prepay the outstanding principal amount of the Notes plus unpaid accrued interest without penalty.  Upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company, the outstanding principal and all accrued interest on the Notes will accelerate and automatically become immediately due and payable.

Investors. The Investors in the offering included three directors of the Company, Allan L. Goldstein, the Company’s Chairman and chief scientific officer, Joseph C. McNay, an outside director and L. Thompson Bowles, an outside director. The principal amounts of their respective Notes are as set forth below:

Investor	Note Principal
Joseph C. McNay	$25,000
Allan L. Goldstein	$10,000
L. Thompson Bowles	$5,000

Use of Proceeds.  We intend to use the proceeds from the offering to pay certain accrued liabilities and for working capital, operating expenses and general corporate purposes.  Based on current estimates, we anticipate that our existing financial resources, including the net proceeds from this offering, will be adequate to continue to conduct our business into February 2014.  We will need to raise additional capital prior to the maturity date to repay the Notes and to continue operating our business.

Securities Act Exemption.  The offering was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder as an offering made solely to “accredited investors” as defined under the Securities Act.  The Company obtained representations and warranties from the Investors in the Security Purchase Agreement to support the Company’s reliance on this exemption.

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The foregoing descriptions of the terms of the Notes and the Security Purchase Agreement does not purport to be complete and are qualified in their entirety by reference to the text of these documents filed as exhibits hereto which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on a Current Report on Form 8-K filed on January 6, 2012, the Company previously entered into letter agreements with each of J.J. Finkelstein, the Company’s President and Chief Executive Officer, David Crockford, the Company’s vice president of clinical and regulatory affairs, and Allan Goldstein, the Company’s chief scientific advisor and a member of the Company’s board of directors, relating to their employment with the Company. In addition, the Company entered into change of control agreements with each of Mr. Finkelstein, Mr. Crockford and Dr. Goldstein, providing for the payment of severance obligations upon specified terminations of employment.

As previously reported, between July 2, 2012 and July 5, 2013, the the Company and each officer entered into, amendments to each of the letter agreements and change in control agreements to, among other things, extend their terms through December 31, 2013.

On January 7, 2014, the Company entered into amended letter agreements with Mr. Finkelstein and Dr. Goldstein which amended their temporary employment letters and the amended and restated change in control agreements to extend their respective terms through June 30, 2014.

Under the letter agreements, as extended, Mr. Finkelstein and Dr. Goldstein will continue to receive a salary at a rate of $50.00 per hour, subject to deductions and withholdings. Mr. Finkelstein’s typical work schedule will continue to be up to 100 hours per month and Dr. Goldstein’s typical work schedule will continue to be up to 32 hours per month, in each case with no guaranteed minimum number of hours. In accordance with the letter agreements, the employment termination date for each officer will be June 30, 2014, unless terminated prior to that date by such officer or by the Company.

Under the amended and restated change in control agreements, each officer is eligible to receive severance payments upon specified change in control transactions. If a Change in Control (as defined in the agreement) is consummated by June 30, 2014, and prior to June 30, 2014, or within 12 months following the Change in Control, the Company terminates the officer’s employment for any reason, other than Cause (as defined in the agreement) or the officer’s death or disability, or if the officer resigns for Good Reason (as defined in the agreement), then:

•	on the effective date of the Change in Control, any outstanding stock option or other equity award held at such time by the officer under the terms of the Company’s equity incentive plans shall become fully vested and exercisable in full immediately before such Change in Control transaction and contingent upon its effectiveness; and

•	the officer will be eligible to receive a severance payment equal to up to six months of his base salary in effect as of November 30, 2011, which severance amount will be calculated as set forth in the table below based upon the Net Proceeds (as defined in the agreement) from the Change in Control and will be payable in two equal installments, with the first payment occurring on the 60th day after the effective date of the Change in Control or, if later, the date of the officer’s separation from service, and the second installment occurring 60 days after the initial payment date.

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Net Proceeds	Severance Amount
Up to $1,000,000	1 month
$1,000,000 through $1,999,999.99	1 month
$2,000,000 through $2,999,999.99	2 months
$3,000,000 through $3,999,999.99	3 months
$4,000,000 through $4,999,999.99	4 months
$5,000,000 through $5,999,999.99	5 months
$6,000,000 and above	6 months

Each officer will be required to execute a general release and waiver of all legal claims prior to receiving any severance payment. The compensation provided pursuant to the change in control agreements will be the only severance benefits to which Mr. Finkelstein or Dr. Goldstein may be entitled upon termination of their employment with the Company.

On January 3, 2014, Mr. Crockford informed the Company that he was electing to not continue his temporary employment with the Company. Mr. Crockford and the Company are currently discussing a potential consulting arrangement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
4.1	Form of Convertible Promissory Note

10.1	Convertible Note Purchase Agreement

10.2	Letter Agreement between the Company and J.J. Finkelstein, dated January 7, 2014.

10.3	Letter Agreement between the Company and Allan L. Goldstein, dated January 7, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: January 9, 2014
By: /s/ J.J. Finkelstein
Name: J.J. Finkelstein
Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Convertible Promissory Note

10.1	Convertible Note Purchase Agreement

10.2	Letter Agreement between the Company and J.J. Finkelstein, dated January 7, 2014.

10.3	Letter Agreement between the Company and Allan L. Goldstein, dated January 7, 2014.

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